Exhibit 10.44


American Champion Entertainment
Mr. Anthony Chan & Mr. George Chung
1694 The Alameda Suite 100
San Jose, CA  95126-2219


AGREEMENT BETWEEN FAST FORWARD MARKETING,INC.
AND AMERICAN CHAMPION ENTERTAINMENT

APRIL, 1999

Concurrent with the representation of American
Champion Entertainment and your "Products", it is necessary for Fast Forward Marketing, Inc. to act as a "direct vendor" in order to facilitate sales of your Products.

TITLE TO THE PRODUCTS: American Champion
Entertainment will retain title to the Products until the Products are delivered to the Purchaser, in accordance with California's
Uniform Commercial Code (the "UCC") Section
2401(1).Fast Forward Marketing will use due diligence, provide sales invoicing and receiving services, sales and support services and be a non-inventory stocking distributor for the
Products on behalf of American Champion
Entertainment. Fast Forward Marketing shall have no claim to title to the Products, whether in connection with the sale of the Products or in connection with the return of the Products from the Purchaser to American Champion
Entertainment. Fast Forward Marketing will have the power to transfer American Champion
Entertainment's title to the Products to the Purchasers of the Products. Fast Forward
Marketing shall not have the right or power to transfer any of American Champion Entertainment
's copyright or trademark rights in or to the Products.

SECURITY INTEREST:  Under UCC Section 2505,
American Champion Entertainment will retain a security interest in the Products in order to secure payment from the Purchaser. If the Purchaser of the Products from Fast Forward
Marketing fails to remit full payment for the Products, rejects the products, or refuses to receive or retain the Products or otherwise returns the Products, title to any such Products, not paid for, rejected, refused or returned will revest in Supplier.

TERM: This agreement shall commence as of the date of signing and shall continue for two (2) years. Term shall be automatically renewed period for subsequent two-year periods unless renegotiated or terminated in accordance with Amendment Paragraph 3.

BILLING PRICE: Fast Forward Marketing will purchase your products for 60% off SRP.

PAYMENT TERMS: Fast Forward Marketing bills purchasers at net 60 day terms and pays suppliers within 15 days after receiving funds from Purchaser. When Products are sold on returnable basis a portion of the payment may be held back if the Purchaser anticipates a return on the Products.

RETURNS: The Products are 100% returnable, within one (1) year of date of last invoice, unless otherwise stated in writing. (See
Amendment Paragraph 2)

MINIMUM ORDER AMOUNT:     ________

FREIGHT:   Prepaid


ADVERTISING:  Customers may propose to feature
American Champion Entertainment's Products in an advertising promotion and American Champion
Entertainment receive a written request in advance of any such promotion. With written approval of requested amount and proof of performance, American Champion Entertainment agrees to reimburse Fast Forward Marketing directly.

TRADE SHOW EXPENSES: In order to expose our suppliers to as many potential customers as possible, each year, Fast Forward Marketing attends a number of trade and gift shows.
American Champion Entertainment will be informed on an annual basis of any shows that would be applicable to their products and the annual amount to participate. An annual Trade
Show Deduction from invoice will be made in the amount of $500 or 5% of the net sales of the previous contract year, (deduction not to exceed
$10,000).

PRODUCT LAUNCH EXPENSES: American Champion
Entertainment agrees to reimburse Fast Forward
Marketing in the amount of $150 to cover the cost of the initial launch of the Products. This expense, which will be deducted from invoice, covers initial mailing and other miscellaneous expenses associated with informing our purchasers of you products and setting you up in our system.




This Agreement and the following Amendments comprise the entire Agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties relating to the subject matter of this Agreement.


AGREED TO AND ACCEPTED BY FAST FORWARD
MARKETING, INC.


SIGNATURE               /s/ Steve F. Wallace
DATE    April 20, 1999
                             STEVE F. WALLACE,
                         Vice President of Sales



AGREED TO AND ACCEPTED BY AMERICAN CHAMPION
ENTERTAINMENT:


SIGNATURE               /s/ Don Berryessa
DATE    April 14, 1999
                       Authorized Representative of
                       American Champion Entertainment



Fast Forward Marketing is authorized to sell any accounts or classes of trade not specifically noted. Seller/Company agrees not to sell products on a direct basis to any Purchaser who purchases the Products from Seller/Company in any way connected with Fast Forward Marketing's efforts during the term of this Agreement.
(This includes sales through other manufacture's reps and sales agents such as Tapeworm, Victory
Multimedia and TNT Sales.)

BELOW PLEASE LIST ACCOUNTS OR CLASSES OF TRADE
THAT ARE RESTRICTED FROM FAST FORWARD MARKETING
OR COMPLETE ATTACHED APPROVED ACCOUNTS LIST.





Fast Forwardsm and Fast Forward Marketing are service marks of Fast Forward Marketing, inc.
Unauthorized use of these marks is prohibited by federal and state law.

AMENDMENTS TO AGREEMENT BETWEEN FAST FORWARD
MARKETINGr AND AMERICAN CHAMPION ENTERTAINMENT



1. COLLECTIONS: Fast Forward Marketing monitors the credit worthiness of each customer and uses its best efforts to insure funds are received promptly, but is expressly not liable for uncollected funds. In the event an account that has purchased Products through Fast Forward
Marketing ceases to conduct business in the ordinary course or becomes subject to any bankruptcy proceeding, Fast Forward Marketing and American Champion Entertainment agree to share equally in product manufacturing hard costs, not to exceed $1.50 per unit, of any outstanding debt. Furthermore, American
Champion Entertainment releases Fast Forward
Marketing from any additional liability.

2. RETURNS PROCEDURES: The Products are 100% returnable, within one (1) year of date of last invoice, unless otherwise stated in writing.
When a Purchaser notifies Fast Forward Marketing of an impending return of Products, a master return number (M#) is assigned for all tracking and accounting purposes and a debit for the dollar amount of the return is posted against the amounts due to Supplier.

Return requests may come at any time, even after the Product has been paid for. If American
Champion Entertainment has received payment for products and a credit balance results due to the subsequent return by any purchaser, American
Champion Entertainment agrees to reimburse Fast
Forward Marketing in cash within 10 days of Fast
Forward Marketing's deduction or receipt of such returned merchandise, whichever is sooner.

American Champion Entertainment agrees to pay freight charges and handling fee of $0.60 per unit on overstock returns from the following customers. Borders, Cambridge, Strawberries,
Best Buy, Camelot, Musicland, Store of
Knowledge, Target, Transworld, Tower, Anderson
Merchandisers, Wherehouse. Fast Forward
Marketing reserves the right to add accounts.

3. TERMINATION: This Agreement may be canceled by either Fast Forward or American Champion
Entertainment at any time with a three (3) month written notice. In accordance with return policies in Amendments Paragraph 4, Supplier will allow Fast Forward Marketing to establish a reserve against potential returns equal to the wholesale value of products in the field or until all discontinued products are accounted for, for a period of six (6) months from date of cancellation or termination. It is acknowledged and accepted that all returns still in the field shall be the responsibility of Supplier and/or its new distributor and Fast
Forward Marketing shall have no further
responsibility for such returns after the date of the termination.

4.  PRICE PROTECTION: American Champion
Entertainment agrees to extend to Fast Forward
Marketing any price reduction off of the Suggested List Price on any Product covered by this agreement and will give Fast Forward
Marketing thirty (30) days written notice prior to such price reductions, agreeing to extend this price protection for a total of ninety (90) days from notification.

5. PRODUCT REQUIREMENTS: Products must be in shrink-wrapped packaging and must contain a UPC code.

6. SAMPLES: American Champion Entertainment will furnish a reasonable number of samples at no charge.

7. SHIPPING NOTICE AND INVOICING
RESPONSIBILITIES: American Champion
Entertainment accepts full responsibility for shipment of products and agrees to adhere to all terms and conditions as stated on Fast Forward
Marketing's Purchase Order and listed below.
Fast Forward Marketing bills Purchasers only after American Champion Entertainment provides invoices which must be received by Fast Forward
Marketing within 72 hours after shipment of Products. Invoices must contain the following information: CUSTOMER'S PURCHASE ORDER NUMBER,
APPLICABLE FREIGHT CHARGES,  SHIPPING DATE,
DESTINATION, QUANTITY SHIPPED, PACKING SLIP
NUMBER

Each Purchase Order is to be packaged and shipped individually and is not to be co-mingled or shipped with any other Purchase Order. Each carton must be identified with the customer's purchase order number and the words "FAST
FORWARD MARKETING BILLING". Back-orders may be shipped within 90 days of order date unless otherwise specified on the Purchase Order.
Shipment of back-orders beyond the 90 day limit must be approved by Fast Forward Marketing prior to shipping.

Proof of Delivery (POD) must be provided within 30 days when requested by Fast Forward
Marketing. If not provided within this term
American Champion Entertainment agrees that Fast
Forward Marketing may charge-back the wholesale cost of the shipment billed to Fast Forward
Marketing at the time of shipping. When
requested, the POD must include signature of person who accepted delivery of shipment, the weight and number of cartons comprising shipment.

8. INDEMNIFICATION:  American Champion
Entertainment indemnifies and holds Fast Forward
Marketing free and harmless from any and all claims, demands, causes of action, damages, liabilities, expenses or losses, including reasonable attorneys fees arising in connection with (i) the Product (whether or not defective, mislabeled or mis-shipped); (ii) any act of Supplier, (iii) infringement of any patent or copyright or other rights of third parties, (iv) any violations of municipal, state or federal laws or regulations governing the merchandise or its sale.

9. AGREEMENT TO PERFORM NECESSARY ACTS: Each party agrees and covenants that it will, upon the request of the other, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required to carry out the terms and provisions of this Agreement.

10. MODIFICATIONS: No provision of this
Agreement or any of the documents referred to herein may be amended, modified, supplemented, changed, waived, discharged, or terminated, except by written agreement.

11. GOVERNING LAW: This Agreement and the obligations of the parties shall be interpreted, construed and enforced in accordance with the laws of the State of California.

12. NOTICE: All notices, requests, consents, directions or demands hereunder shall be deemed given and delivered (a) on the date of service, if served personally on the party to whom notice is to be given or if transmitted by facsimile machine to the facsimile number indicated, or
(b) on the third business day after mailing, when duly deposited in the United States mail, postage prepaid, return receipt requested, addressed to the party to whom notice is to be given at that party's address.

13. CONSENTS AND WAIVERS: No consent or waiver, express or implied, by any party to, or any breach or default by any other party in the performance of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations hereunder. Failure on the party of a party to complain of any act of the other party or to declare a party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder, regarding any such breech or subsequent breech.

14.  BANKRUPTCY OF SUPPLIER:  Supplier agrees that
Fast Forward Marketing may establish a
reserve against potential returns equal to the actual dollar value of inventory in the field that Fast Forward Marketing determines, in good faith, may be returned under the following circumstances. Such reserve shall be liquidated within six (6) months and shall only be created upon the occurrence of one or more of the events listed below:

a. Supplier executes a general assignment for the benefit of its creditors, ceases to conduct business in the ordinary course as it is now conducted, convenes any meeting of its creditors, becomes insolvent, admits in writing its insolvency or inability to pay its debts, or is unable to pay or is generally not paying its debts as they become due;

b.    A receiver, liquidator, sequestrator,
trustee, custodian or other officer having similar powers is appointed to take possession of any or all of Supplier's assets; c. Any proceeding is voluntarily involuntarily commenced under any provision of the Federal
Bankruptcy Code or other federal or state law relating to debtor rehabilitation, insolvency, bankruptcy, liquidation or reorganization,

15. ARBITRATION AND ATTORNEYS FEES: In the event
of a dispute arising from this Agreement, within
sixty (60) days from the date notice is given by
one party to the other as to the existence of
such a dispute, the parties agree to submit  any
such dispute to a resolution by arbitration in
accordance with the Commercial Arbitration Rules
of the American Arbitration Association, or the
rules of any other mutually agreed upon
arbitrator (the "Rules"). Any hearing under the
Rules shall take place at Los Angeles,
California in accordance with Rule 11 of the
Rules.  The hearing shall be before one
arbitrator in accordance with Rule 17 of the
Rules. The provisions of Section 1283.05 of the
California Code of Civil Procedure are
incorporated into and made a part of this
Agreement.   Any award rendered by the
Arbitrator pursuant to this Agreement and the Rules shall be enforceable in the Superior Court of the County of Los Angeles, in and for the State of California as the court having exclusive jurisdiction over such arbitration.
Such arbitration shall be binding and final.
The prevailing party shall be entitled to immediate payment of all costs incurred by such party in such dispute, including but not limited to, court costs and reasonable attorneys' fees.
In agreeing to arbitration, the parties
acknowledge that in the event of a dispute arising from this agreement, each party is giving up the right to have the dispute decided in a court of law before a judge or jury and instead are accepting the use of arbitration for resolution.